EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF THE DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO
ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT is made and entered into as of the 30th day of April, 2009 (this “Amendment”) by and among by and among MTI Global Inc., a corporation organized under the laws of the province of Ontario, Canada (“MTI”) with offices at 7381 Pacific Circle, Mississauga, Ontario, Canada L5T 2A4, MTI Specialty Silicones Inc., a Delaware corporation (“MTI Silicones”) with offices at 8020 Whitepine Road, Richmond VA 23237, MTI Leewood GmbH, a corporation organized under the laws of Germany with offices at Walter-Geerdes-Straβe 22, 28307, D-28307 Bremen, Germany (“MTI Leewood Germany”) (MTI, MTI Silicones and MTI Leewood Germany are each referred to herein, individually, as a “Seller” and, collectively, as the “Sellers”), and Rogers Corporation, a Massachusetts corporation with offices at One Technology Drive, Rogers, CT 06263 (“Rogers” and, together with such subsidiary or subsidiaries of Rogers which Rogers prior to the Closing may designate to acquire some or all of the Acquired Assets directly from Sellers pursuant hereto, the “Buyer”).

WITNESSETH:

WHEREAS, Sellers and Buyer entered into an Asset Purchase Agreement made as of March 23, 2009 (the “Purchase Agreement”) (capitalized terms not otherwise defined herein have the same meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, the parties hereto desire to amend certain terms of the Purchase Agreement, as described below, by entering into this Amendment.

NOW, THEREFORE, the parties, in consideration of the mutual promises and other consideration set forth below, the receipt and adequacy of which hereby is acknowledged, and intending to be legally bound hereby, do represent, warrant, covenant and agree as follows:

1.           The third last paragraph in Section 2.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

In order to effect the foregoing, Sellers shall execute and deliver to Buyer at the Closing a Bill of Sale in the form of Exhibit B hereto. Except as otherwise set forth or disclosed herein, all the Acquired Assets are, and at the Closing Date will be, located at the facilities of MTI Silicones in Richmond, Virginia, of MTI Leewood Germany in Bremen, Germany, and of MTI Leewood AB in Skogas, Sweden.

2.           Section 2.02(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(a)           [*](collectively, the “Retained Business”).

3.           Section 3.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

3.01.           Amount and Payment of the Purchase Price.  In consideration for the Acquired Assets, Rogers shall pay to the Sellers the aggregate amount of Seven Million Four Hundred Thousand Dollars (US$7,400,000.00) (the “Purchase Price”), payable as follows:

(a)           Three Million One Hundred Ninety-Two Thousand Five Hundred Sixty-Eight Dollars (US$3,192,568.00) with respect to the Richmond Business, which shall be paid by wire transfer on the Closing Date to the account(s) specified by MTI Silicones in writing;

(b)           Three Million Five Hundred Fifty-Five Thousand Four Hundred Thirty-Two Dollars (US$3,557,432.00) with respect to the Leewood Business, the Euro equivalent of which (determined using the exchange rate published by the Wall Street Journal as of 5:00 p.m. (Eastern time) on the third Business Day prior to the Closing Date) shall be paid by wire transfer not less than two Business Days prior to the Closing Date to the account(s) specified by MTI Leewood Germany in writing; and

(c)           Six Hundred Fifty Thousand Dollars (US$650,000.00), which shall be paid over to an escrow agent to be held as provided for in Section 8.03 below.

4.           Sections 5.02(m) and 5.07 of the Purchase Agreement are hereby deleted in their entirety.

5.           Section 5.02(r) of the Purchase Agreement is hereby amended by replacing the reference to “Vendor” with “Purchaser”.

6.           Section 5.09 is hereby deleted in its entirety.

7.           Exhibit I to the Purchase Agreement is hereby amended by deleting “American Gasket storage contract (if desired by Buyer)” therefrom and by inserting the following under the heading “Auto rental leases”:

License Plate No.	Type of Vehicle	Expiry Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

8.           Exhibit J to the Purchase Agreement is hereby amended by deleting “[*]” therefrom.

[*] CONFIDENTIAL TREATMENT REQUESTED

9.           The Class B Schedule Updates appended to this Amendment are hereby deemed to be attached to and a part of the Disclosure Schedule.  The Class A Schedule Updates appended to this Amendment are hereby deemed delivered subject to Section 5.06 of the Purchase Agreement.

10.           Rogers hereby designates Rogers GmbH as the purchaser of the Leewood Business.

11.           The terms and conditions set forth in this Amendment shall be deemed a part of the Purchase Agreement for all purposes. In the event of a conflict or inconsistency between the terms and conditions set forth in this Amendment and those set forth in the corresponding terms of the Purchase Agreement, the terms and conditions of this Amendment shall prevail.  Except as provided in this Amendment, the Purchase Agreement shall remain unchanged and in full force and effect and shall be unaffected hereby.  This Amendment (including all appendices hereto), when read in conjunction with the Purchase Agreement (including the Disclosure Schedule and all Exhibits thereto), constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein, and supersedes and replaces all prior agreements, whether written or oral, with respect to such subject matter.  This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Purchase Agreement not expressly referred to herein.  From and after the date hereof, all references made in the Purchase Agreement to the “Agreement” shall be deemed references to the Purchase Agreement as amended by this Amendment.

12.           This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Amendment by facsimile transmission or as an attachment to an electronic mail message in “pdf” or similar format shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first above written.

SELLERS:

MTI Global Inc.

By:	/s/ William J. Neill
Print Name:	William J. Neill
Title:	President and CEO

MTI Specialty Silicones Inc.

By:	/s/ William J. Neill
Print Name:	William J. Neill
Title:	President and CEO

MTI Leewood GmbH

By:	/s/ William J. Neill
Print Name:	William J. Neill
Title:	Managing Director

BUYER:

Rogers Corporation

By:	/s/ Peter G. Kaczmarek
Print Name:	Peter G. Kaczmarek
Title:	Vice President, High Performance Foams and Information Technology